Exhibit 99.1

For immediate release

For more information, contact:
Investors, Philip J. Iracane, 713-307-8770
Media, Janice Aston White, 713-307-8780

Endeavour issues Cygnus operational update

Houston, TX – April 20, 2006 — Endeavour International Corporation (AMEX: END) announced today that the Cygnus well located on Block 44/12 in the Southern Gas Basin in the United Kingdom sector of the North Sea has reached a total depth of 11,870 feet measured depth (11,564 feet true vertical depth). Operations to test the well are currently underway with full results expected in two to three weeks.

Endeavour owns a 12.5 percent equity interest in the license. The joint venture partners are GDF Britain Limited (operator), Tullow Oil UK Ltd. and E.ON Ruhrgas UK Caister Limited.

Endeavour International Corporation is an oil and gas exploration and production company focused on the acquisition, exploration and development of energy reserves in the North Sea. For more information, visit www.endeavourcorp.com.

Certain statements in this news release should be regarded as “forward-looking” statements within the meaning of the securities laws. These statements speak only of as of the date made. Such statements are subject to assumptions, risk and uncertainty. Actual results or events may vary materially.